UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2006
Vector Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	1-5759	65-0949535

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S.E. Second Street, Miami, Florida		33131

(Address of principal executive offices)		(Zip Code)
(305) 579-8000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Van Siclen Agreement
     As previously disclosed, effective April 1, 2006, Joselynn D. Van Siclen, 65, will retire as Chief Financial Officer of Vector Group Ltd. (the “Company”) and will leave the Company’s employment on or before June 30, 2006. On February 3, 2006, the Company and Ms. Van Siclen entered into an Executive Retirement Agreement and Release (“Van Siclen Retirement Agreement”), whereby she will continue to receive her base salary and other of her current benefits for a two-year period following the termination of her employment.
     J. Bryant Kirkland III has been named Chief Financial Officer of the Company, effective April 1, 2006. Mr. Kirkland has served as a Vice President of the Company since January 2001 and served as New Valley Corporation’s Vice President and Chief Financial Officer from January 1998 to December 2005. He has served since November 1994 in various financial capacities with the Company and New Valley.
     The foregoing summary of the agreement with Ms. Van Siclen is qualified in its entirety by reference to the text of the Van Siclen Retirement Agreement, which is included as an exhibit hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Executive Retirement Agreement and Release, dated as of February 3, 2006, between Vector and Joselynn D. Van Siclen.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ Richard J. Lampen
Richard J. Lampen
Executive Vice President

Date: February 3, 2006

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